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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Eon Labs, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2003

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders (the "2003 Annual Meeting") of Eon Labs, Inc. (the "Company"), which will be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, on May 15, 2003 at 2:00 p.m., local time. All holders of the Company's outstanding common stock as of the close of business on April 1, 2003, are entitled to vote at the 2003 Annual Meeting. Enclosed are the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy and 2002 Annual Report to Stockholders.

We hope you will be able to attend the 2003 Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the 2003 Annual Meeting.

Sincerely,

William F. Holt
Secretary

EON LABS, INC.
227-15 North Conduit Avenue
Laurelton, New York 11413

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2003

To the Stockholders of Eon Labs, Inc.:

Notice is hereby given that our 2003 Annual Meeting of Stockholders (the "2003 Annual Meeting") will be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, on May 15, 2003 at 2:00 p.m., local time, for the following purposes:

  1.
  To elect two Class I directors to serve until the Company's 2006 Annual Meeting of Stockholders;

  2.
  To approve the Company's 2003 Stock Incentive Plan;

  3.
  To ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants; and

  4.
  To transact such other business as may properly come before the 2003 Annual Meeting or any adjournments or postponements thereof.

All stockholders of record at the close of business on April 1, 2003, are entitled to notice of, and to vote at, the 2003 Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure that your shares are represented at the Annual Meeting, you are urged to complete, sign, date and return the accompanying proxy card promptly in the enclosed postage paid envelope. Please sign the accompanying proxy card exactly as your name appears on your stock certificate(s). You may revoke your proxy at any time before it is voted at the 2003 Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even if you have returned a proxy.

By order of the Board of Directors,
Laurelton, New York April 17, 2003	William F. Holt Secretary

EON LABS, INC.
227-15 North Conduit Avenue
Laurelton, New York 11413

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 15, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Eon Labs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 15, 2003, at 2:00 p.m. local time (the "2003 Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2003 Annual Meeting will be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York. The Company intends to mail the Company's Annual Report and this proxy statement and accompanying form of proxy on or about April 17, 2003 to all stockholders entitled to vote at the 2003 Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of the Company's common stock, par value $.01 per share ("Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of the Company.

Voting Rights and Outstanding Shares

        Only holders of record of Common Stock at the close of business on April 1, 2003 (the "Record Date") will be entitled to notice of and to vote at the 2003 Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 44,165,848 shares of Common Stock. Each holder of record of Common Stock outstanding on the Record Date will be entitled to one vote for each share held on all matters to be voted upon.

        In accordance with Delaware law (under which the Company is organized) and the Company's restated bylaws (the "Bylaws"), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2003 Annual Meeting is necessary to constitute a quorum, which is required before any action can be taken at the 2003 Annual Meeting. Abstentions and broker non-votes will all be counted as votes that are present and entitled to vote for the purpose of determining the presence of a quorum. If less than a majority of the outstanding shares entitled to vote are represented at the 2003 Annual Meeting, a majority of the shares so represented may adjourn the 2003 Annual Meeting to another date, time or place.

        Abstentions will be considered as shares present and entitled to vote at the 2003 Annual Meeting and will be counted as votes cast at the 2003 Annual Meeting for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but will not be counted as votes "for" or "against" any matter subject to the abstention or the votes withheld. Broker non-votes will be considered as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

        If a quorum is present at the 2003 Annual Meeting, the following stockholder votes will be required for approval of the proposals to be submitted at the 2003 Annual Meeting:

  •
  The nominees for director shall be elected by a plurality of the votes of the shares present, in person or by proxy, at the 2003 Annual Meeting. Abstentions and broker non-votes will not effect the outcome of director elections.

  •
  Other proposals shall be approved by a majority of the shares present, in person or by proxy, and entitled to vote at the 2003 Annual Meeting. Abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the vote regarding any other proposal.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 227-15 North Conduit Avenue, Laurelton, New York 11413, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the 2003 Annual Meeting and voting in person. Attendance at the 2003 Annual Meeting will not, by itself, revoke a proxy.

Householding of Proxy Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or the Company's annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: Eon Labs, Inc., 227-15 North Conduit Avenue, Laurelton, New York 11413, phone: (718) 276-8600, Attention: Steven H. Chezum, Senior Compliance Specialist. If you want to receive separate copies of the Company's annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class of the same or nearly the same number of directors and each elected for a three-year term, with the term of Class I directors expiring at the 2003 Annual Meeting, the term of Class II directors expiring at the Annual Meeting of Stockholders held in 2004 (the "2004 Annual Meeting") and the term of Class III directors expiring at the Annual Meeting of Stockholders held in 2005.

        The term of the Class I directors, Frank F. Beelitz and Douglas M. Karp, will expire at the 2003 Annual Meeting.

        Both of the current Class I directors have been nominated for re-election. If elected at the 2003 Annual Meeting, the two nominees would serve until the 2006 Annual Meeting of Stockholders or until his successor is duly elected and qualified, or until such director's earlier death, resignation, or removal.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Both persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may recommend.

        Set forth below is biographical information for both persons nominated and each person whose term of office as a director will continue after the 2003 Annual Meeting.

Nominees for Election for Class I Directors

        Frank F. Beelitz (age 59) has been a director since February 2002. Mr. Beelitz has been the General Partner of Beelitz & Cie, an investment banking advisory firm, since July 2000. Mr. Beelitz was a Managing Director of Lehman Brothers Inc. and was a member of the management board and co-head of Lehman Brothers Bankhaus AG from July 1993 to July 2000. Prior to joining Lehman Brothers Inc., Mr. Beelitz was a Managing Director with Salomon Brothers Inc. and a member of the management board and co-head of Salomon Brothers AG for seven years. Mr. Beelitz received a degree in banking from Bethmann Schule and received a Certificat d'Etudes Francaises from the Université de Grenoble, France.

        Douglas M. Karp (age 47) has been a director since October 2002. Mr. Karp has been the Managing Partner of Pacific Partners, LLC, a private equity and advisory firm focused on communications, media and technology companies, since August 2000. Prior to joining Pacific Partners, Mr. Karp was a Managing Director and member of the Operating Committee at E.M. Warburg Pincus & Co., LLC where he was responsible for a private equity portfolio of approximately $14 billion and focused on communications and media companies and financial restructurings from May 1991 to August 2000. Prior to joining Warburg, he served as a Managing Director of Mergers and Acquisitions at Salomon Brothers Inc. from October 1986 to May 1991. In addition to the Company, Mr. Karp serves on the Board of Primus Telecommunications Group, Inc., Star Media Network, Inc. and several private companies. Mr. Karp received a B.A. degree from Yale University and a J.D. from Harvard Law School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF THE NOMINEES LISTED ABOVE.

Class II Director Continuing in Office

        Thomas Strüngmann, Ph.D.  (age 53) has served as the Company's Chairman of the Board since September 1995. Dr. Strüngmann co-founded Hexal AG in 1986 and has served as its Co-Chief Executive Officer and Co-President since then. Dr. Strüngmann served as Chief Executive Officer of Durachemie GmbH from April 1979 to May 1986. Dr. Strüngmann received a B.S. degree in economics from the University of Munich and a Ph.D. from the University of Augsburg, Germany.

Class III Directors Continuing in Office

        Bernhard Hampl, Ph.D.  (age 53) has served as the Company's Chief Executive Officer since October 1995 and a Director since September 1995. In January 1996, Dr. Hampl became the Company's President. From May 1995 to October 1995, Dr. Hampl was employed by Hexal AG to evaluate the possibility of establishing a U.S. subsidiary. From April 1980 until May 1995, Dr. Hampl held various positions with both Cyanamid GmbH and its business unit Durachemie GmbH, including Department Head of Research and Development, where he was responsible for research and development activities in Germany for the medical, agricultural and veterinary business of Cyanamid GmbH; Technical Director, where he was responsible for quality, manufacturing, logistics, research and development; and Plant Director. Dr. Hampl was significantly involved in an internal task force formed to restructure the European operations of Cyanamid GmbH. Dr. Hampl received his Bachelor's Degree in Pharmaceutical Sciences and a Ph.D. in Pharmaceutical Chemistry from Ludwig Maximillian University of Munich.

        Mark R. Patterson (age 52) has been a director since October 2002. Mr. Patterson has served as the Chairman of MatlinPatterson Asset Management LLC, which manages a $2.2 billion distressed investment fund, since July 2002. Previously, he was a Vice Chairman of Credit Suisse First Boston Corporation from March 1994 to July 2002. In addition to the Company, Mr. Patterson is on the Advisory Board of K Capital Partners LLC, a Boston-based hedge fund. Mr. Patterson received degrees in law and economics from South Africa's Stellenbosch University and an MBA from New York University's Stern School of Business.

PROPOSAL 2

APPROVE 2003 STOCK INCENTIVE PLAN

        On April 9, 2003, subject to the requisite affirmative stockholder vote at the 2003 Annual Meeting, the Board of Directors adopted the Company's 2003 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors believes that it would be in the best interests of the Company to give employees a greater stake in the Company through increased stock holdings and accordingly recommends approval of the Incentive Plan. The following summary describes the Incentive Plan. This summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, a copy of which is on file with the Securities and Exchange Commission. The Company is seeking stockholder approval of the Incentive Plan in order to comply with the requirements of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the requirements of The NASDAQ National Market.

General

        The purpose of the Incentive Plan is to promote the long-term financial success of the Company by enhancing the ability of the Company to attract, retain and reward individuals who can and do contribute to such success and to further align the interests of the Company's key personnel with its stockholders. Officers, employees, directors and consultants of the Company and its affiliates are eligible to receive awards under, and participate in, the Incentive Plan. The approximate number of officers, employees, directors, and consultants eligible to participate in the Incentive Plan is 450. Unless sooner terminated by the Board of Directors, the Incentive Plan will expire on April 8, 2013, after which date no awards may be granted.

Administration

        The Incentive Plan is administered by the Board of Directors, the Option Committee of the Compensation Committee or such other committee appointed by the Board of Directors from among its members (the entity administering the Incentive Plan hereafter called the "Committee"). The Committee, in its sole discretion, determines which individuals may participate in the Incentive Plan and the type, extent and terms of the awards under the Incentive Plan to be granted. In addition, the Committee interprets the Incentive Plan and makes all other determinations with respect to the administration of the Incentive Plan.

Awards

        The Incentive Plan provides for the grants of options, restricted stock and other stock-based awards as the Committee may from time to time deem appropriate, including, but not limited to, stock appreciation rights, phantom stock awards, performance share units and stock bonuses. The terms and conditions of awards granted under the Incentive Plan are set out in award agreements between the Company and the individuals receiving such awards. Such terms include vesting conditions and the expiration dates for the awards.

        The Incentive Plan allows for the grant of "incentive stock options," which are intended to qualify for favorable tax treatment under Section 422 of the Code, and may only be granted to employees of the Company and its affiliates, and "non-qualified stock options," which are not intended to qualify as incentive stock options. The exercise price of the options will be determined by the Committee at the time of grant and will be set forth in an award agreement between the Company and the participant; provided, however, that the exercise price of an option will not be less than the par value of the Common Stock, and in the case of incentive stock options, will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant. Furthermore, the exercise price of an Option intended to qualify as "performance-based compensation" under Section 162(m) of the Code will have an exercise price no less than the fair market value of the Common Stock on the date of grant.

        Options will vest and become exercisable within such period or periods (not to exceed 10 years) as determined by the Committee and set forth in the applicable award agreement. Unless otherwise set forth in the applicable award agreement, options will expire on the earliest to occur of (i) ten years after grant, (ii) three months after a participant's (A) retirement, (B) termination of employment or service with the Company or an affiliate due to complete and permanent disability, (C) any termination of employment or service with the written approval of the Committee, or (D) termination of employment or service by the Company without cause (each a "Normal Termination"), (iii) immediately upon a participant's termination of employment other than by Normal Termination or death, (iv) twelve months after a participant's death while still employed or within three months of a Normal Termination. Options will generally vest and become exercisable only during the period of employment or service with the Company and its affiliates such that upon such termination of employment or service the unvested portion of any outstanding option will expire. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by full payment of the option exercise price and any applicable withholding. The exercise price may be paid in cash, by bank check (acceptable to the Committee), by surrender of shares of Common Stock (valued at the fair market value at the time the option is exercised) having in the aggregate a value equal to the aggregate exercise price or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the aggregate exercise price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price. Notwithstanding anything herein to the contrary, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

        The Incentive Plan also allows for the grants of restricted stock, which is Common Stock subject to forfeiture and/or transferability restrictions, as determined by the Committee at the time of grant and set forth in the applicable award agreement. To the extent such shares are forfeited, the stock certificates shall be canceled, and all rights of the holder to such shares and as a stockholder will terminate. Except as otherwise determined by the Committee, holders of restricted stock generally have all the rights and privileges of a stockholder including the right to vote such restricted stock.

        Unless otherwise set forth in the applicable award agreement, upon a termination of a holder's employment with the Company and its affiliates, all shares of restricted stock to which applicable restrictions have not expired shall be completely forfeited.

        The Committee may grant any other cash, stock or stock-related awards to any eligible individual under the Incentive Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock awards, the bargain purchase of Common Stock and Common Stock bonuses. Any such benefits and any related agreements will contain such terms and conditions as the Committee deems appropriate.

Shares Subject to the Incentive Plan

        Subject to adjustments as described below, a maximum of 1,000,000 shares of Common Stock are available for issuance pursuant to the terms of the Incentive Plan; provided, however, that no more than 200,000 shares of Common Stock may be issued to any one person pursuant to awards of options or stock appreciation rights during any one year.

        Awards granted under the Incentive Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock available for issuance under the Incentive Plan, the number of shares of Common Stock subject to outstanding awards and the maximum number of shares of Common Stock with respect to which any one person may be granted options or stock appreciation rights during any year (a) shall be subject to adjustment or substitution as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards in the event of changes in the outstanding Common Stock or in the capital structure by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, and (b) may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Incentive Plan, or (ii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Incentive Plan. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        In addition, in certain merger situations or upon the sale of all or substantially all of the assets of the Company or the liquidation of the Company (a "Corporate Event"), the Company will require the successor corporation or parent thereof to assume such outstanding awards; provided, however, that the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding awards to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of awards will receive a cash payment in respect of cancellation of their awards based on the amount (if any) by which the per share consideration being paid for the Common Stock in connection with such Corporate Event exceeds the applicable exercise price.

Effect of Change in Control

        In the event of a change in control of the Company, notwithstanding any vesting schedule provided for in the Incentive Plan or by the Committee with respect to an award of options or restricted stock, such award shall become immediately exercisable with respect to 100 percent of the shares underlying such award, and all other awards shall become fully vested and or payable to the fullest extent of any award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. The Committee has full authority and discretion to interpret and implement such accelerated vesting.

Market Value

        The closing price of Common Stock on The NASDAQ National Market on April 1, 2003 was $26.88 per share.

Amendment and Termination

        The Board of Directors may at any time terminate the Incentive Plan. With the express written consent of an individual participant (subject to any other allowable adjustments under the Incentive Plan to outstanding Awards without the consent of any participant), the Board of Directors or the Committee may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Incentive Plan or potential payouts thereunder would not be in the best interest of the Company. The Board of Directors or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Incentive Plan in whole or in part, subject to any limitations set forth in the Incentive Plan; provided, however, that the

Committee may not, without stockholder approval, make any amendment to the Incentive Plan that would increase the number of shares of Common Stock available thereunder, extend the maximum option expiration period, extend the termination date of the Incentive Plan or change the class of persons eligible to receive awards.

Federal Income Tax Consequences

        The following is a brief discussion of the Federal income tax consequences of transactions with respect to options and restricted stock granted under the Incentive Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

        Incentive Stock Options.    No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes.

        If the Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally, (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the Company.

        If an incentive stock option is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the Option will generally be taxed as the exercise of a nonqualified stock option, as described below.

        For purposes of determining whether an optionee is subject to an alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a nonqualified stock option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

        Nonqualified Stock Options.    With respect to nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Restricted Stock.    Participants who receive grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time they are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"), less any purchase price paid by the participant for the restricted stock. Thus, the participant generally will realize taxable income at the end of the restricted period applicable to the restricted stock grant. However, a participant who makes an election under Section 83(b) of the Code (an "83(b) Election") within thirty days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the excess of the fair market value of such shares of restricted stock (determined without regard to the Restrictions) over the purchase price paid by the participant for the restricted stock. If the shares subject to an 83(b) Election are forfeited, the participant will be entitled only to a capital loss for tax purposes equal to the purchase price, if any, of the forfeited shares. With respect to the sale of the shares after the restricted period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares generally will be based on the fair market value of the shares on that date. However, if the participant makes an 83(b) Election, the holding period commences on the date of such election and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the Restrictions). The Company generally will be entitled to a tax deduction equal to the amount that is taxable as ordinary income to the participant, subject to applicable withholding requirements.

        Special Rules Applicable to Corporate Insiders.    As a result of the rules under Section 16(b) of the Exchange Act ("Section 16(b)"), and depending upon the particular exemption from the provisions of Section 16(b) utilized, officers and directors of the Company and persons owning more than 10 percent of the outstanding shares of stock of the Company ("Insiders") may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

New Plan Benefits

        Because the grant of awards under the Incentive Plan is entirely within the discretion of the Committee, the Company cannot forecast the extent or nature of awards that will be granted in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Incentive Plan. Information with respect to compensation paid and other benefits, including options granted in respect of the 2002 fiscal year to the Named Executive Officers is set forth in the Summary Compensation Table.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2003 Annual Meeting. PwC has served as the Company's independent auditors since the Company's inception in April 1992.

        If the stockholders fail to ratify the selection of PwC as the Company's independent auditors, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        Representatives of PwC are expected to be present at the 2003 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

Board Committees and Meetings

        The Board of Directors met three times in 2002. In addition, the Board took one action by unanimous written consent during 2002. The Board has designated two committees: the Audit Committee and the Compensation Committee. The Audit Committee met two times and the Compensation Committee met one time in 2002. Each Director participated in each Board meeting during the time such Director served. Each Director participated in each meeting of the Committees on which such Director then served.

        Messrs. Beelitz, Karp and Patterson comprise the Audit Committee. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to the Company's annual audit, accounting policies, financial reporting, transactions with affiliates and internal controls.

        Drs. Hampl and Strüngmann and Messrs. Karp and Patterson comprise the Compensation Committee. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to compensation of the employees of the Company (including compensation of the Chief Executive, executive officers, and Board members), as well as make recommendations regarding of issuance of stock options under the Company's Stock Option Plan and such other incentive compensation plans as may be adopted in the future to the Option Committee of the Compensation Committee.

        Messrs. Karp and Patterson comprise the Option Committee of the Compensation Committee. This committee is empowered to administer the Company's Stock Option Plan and to grant options and other stock based awards under the Stock Option Plan. Should Proposal 2 be approved by the stockholders, this committee will administer the Incentive Plan and such other incentive compensation plans as may be adopted in the future.

Audit Committee Report

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

        The Audit Committee currently consists of three members of the Company's Board of Directors, each of whom is independent of the Company and its management, as defined by the NASD listing standards. In July 2002, the Board of Directors adopted a charter for the Audit Committee. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities. A copy of the charter is attached to this proxy statement as Appendix A.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 (the "Year 2002 Audited Financial Statements") with the Company's management and with PwC, the Company's independent auditors. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PwC its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of PwC and has concluded that the independence of PwC is not compromised by the performance of such services.

        Based on the review and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the Year 2002 Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      Audit Committee
                      Frank F. Beelitz, Chairman
                      Douglas M. Karp
                      Mark R. Patterson

Independent Auditor Fees

  Audit Fees

        Fees for the 2002 annual audit and the reviews of the 2002 Forms 10-Q were $476,541, of which an aggregate of $201,900 was billed through December 31, 2002.

  Financial Information Systems Design and Implementation Fees

        PwC did not bill the Company any amounts in 2002 for professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

  All Other Fees

        During 2002, PwC billed the Company an aggregate of $997,654 in other fees, which primarily consisted of $707,383 of audit and other services provided in connection with the Company's initial public offering completed in June 2002. The remaining services provided by PwC primarily consisted of services related to corporate tax planning, assistance with the preparation of returns and tax consultations.

        Representatives of PwC are expected to be present at the 2003 Annual Meeting. At the 2003 Annual Meeting, representatives of PwC will have the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions from stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

        The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of April 1, 2003 for:

  •
  each person known by the Company to beneficially own more than 5% of Common Stock;

  •
  each of the Company's directors;

  •
  the Company's chief executive officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (referred to herein as "Named Executive Officers"); and

  •
  all of the Company's directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 1, 2003 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person.

        Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 44,165,848 shares of Common Stock outstanding on April 1, 2003.

Number of Shares Beneficially Owned on April 1, 2003.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
Stockholders Owning Approximately 5% or More
Santo Holding (Deutschland) GmbH	30,000,000	67.9
Königstrasse la
70173 Stuttgart, Germany
Thomas Strüngmann, Ph.D.(1)	31,678,561	71.7
Industriestrasse 25, 83607
Holzkirchen, Germany
Andreas Strüngmann, M.D.(2)	31,678,561	71.7
Industriestrasse 25, 83607
Holzkirchen, Germany
Directors and Executive Officers(3)
Bernhard Hampl, Ph.D.(4)	613,500	1.4
Thomas Strüngmann, Ph.D.(1)	31,678,561	71.7
William F. Holt(4)	245,500	*
Frank J. Della Fera, R.Ph.(4)	135,000	*
Jeffrey S. Bauer, Ph.D.	—	*
Sadie M. Ciganek	—	*
Frank F. Beelitz	10,000	*
Douglas M. Karp	—	*
Mark R. Patterson	5,000	*
All of the Company's executive officers and directors as a group (9 persons)	32,687,561	74.0

*
Represents beneficial ownership of less than one percent of Common Stock.

(1)
Includes 30,000,000 shares held by Santo and 1,678,561 shares held by Hexal AG. By virtue of his control of Santo and Hexal AG, Thomas Strüngmann, Ph.D. may be deemed to be a beneficial owner of all shares held by Santo and Hexal AG.

(2)
Includes 30,000,000 shares held by Santo and 1,678,561 shares held by Hexal AG. By virtue of his control of Santo and Hexal AG, Andreas Strüngmann, M.D. may be deemed to be a beneficial owner of all shares held by Santo and Hexal AG.

(3)
Unless otherwise indicated, the address of each director and executive officer is c/o Eon Labs, Inc., 227-15 North Conduit Avenue, Laurelton, New York 11413.

(4)
Issuable upon exercise of options granted under the Company's Stock Option Plan that are vested and presently exercisable.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth summary information concerning the total compensation awarded to or earned in the years ended December 31, 2002, 2001 and 2000 by each of the Named Executive Officers.

							Long-Term Compensation
		Annual Compensation
							Securities Underlying Options/SARs (#)
Name and Principal Position	Year	Salary ($)		Bonus ($)	All Other Compensation ($)(1)
Bernhard Hampl, Ph.D.,	2002	298,154		1,000,000	5,500		60,000
President and Chief Executive Officer	2001	281,685		450,000	5,100		748,500	(2)
	2000	261,443		400,000	4,800		—
William F. Holt,	2002	177,077		330,000	5,500		35,000
Vice President, Finance, Secretary, Treasurer and	2001	168,708		95,000	5,100		325,500	(2)
Chief Financial Officer	2000	157,150		85,000	4,800		—
Frank J. Della Fera, R.Ph.,	2002	181,962		185,000	5,500		35,000
Vice President, Sales and Marketing	2001	172,708		110,000	5,100		300,000	(2)
	2000	161,150		100,000	4,800		—
Jeffrey S. Bauer, Ph.D.,	2002	169,424		70,000	25,500	(3)	50,000
Vice President, Business Development	2001	3,173	(4)	—	—		—
	2000	—		—	—		—
Sadie M. Ciganek,	2002	153,500		70,000	4,581		20,000
Vice President, Regulatory Affairs	2001	137,816		45,000	4,995		87,000	(2)
	2000	126,500		40,000	4,276		—

(1)
Unless otherwise noted, consists of contributions to the Named Executive Officer's 401(k) account.

(2)
Securities underlying options granted in 2001 reflects the number of shares of common stock underlying options that were issued upon conversion of the Company's SAR Plan to a Stock Option Plan as of September 30, 2001. No other options were granted to the Company's Named Executive Officers in 2001.

(3)
Consists of relocation reimbursement expenses.

(4)
Dr. Bauer joined the Company in December 2001.

Stock Option Grants Table

        The following table sets forth certain information concerning individual grants of Options to purchase Common Stock made to the Named Executive Officers during 2002. These figures do not represent the Company's estimate or projection of future Common Stock prices.

	Stock Option Grants in 2002 Individual Grants
		Percentage of Total Options Granted to Employees in 2002 (%)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share ($)	Expiration Date
					5%	10%
Bernhard Hampl, Ph.D.	60,000	11.7	18.25	07/02/2012	688,640	1,745,148
William F. Holt	35,000	6.8	18.25	07/02/2012	401,706	1,018,003
Frank J. Della Fera, R.Ph.	35,000	6.8	18.25	07/02/2012	401,706	1,018,003
Jeffrey S. Bauer, Ph.D.	25,000	4.9	18.25	07/02/2012	286,933	727,145
	25,000	4.9	20.67	10/24/2012	324,981	823,566
Sadie M. Ciganek	20,000	3.9	18.25	07/02/2012	229,547	581,716

Aggregate Stock Option Exercise Table

        The following table sets forth information regarding the exercise of Options by the Named Executive Officers during 2002. The table also shows the number and value of unexercised Options held by the Named Executive Officers as of December 31, 2002. The values of unexercised Options are based on a fair market value of $18.91 per share on December 31, 2002.

Year End Option Values

			Number of Securities Underlying Options at December 31, 2002(#)		Value of Unexercised In-The-Money Options at December 31, 2002($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bernhard Hampl, Ph.D.	60,000	1,252,020	613,500	135,000	10,958,202	1,300,350
William F. Holt	50,000	1,043,350	245,500	65,000	4,385,149	527,400
Frank J. Della Fera, R.Ph.	135,000	2,788,035	135,000	65,000	2,350,350	527,400
Jeffrey S. Bauer, Ph.D.	—	—	—	50,000	—	16,500
Sadie M. Ciganek	76,200	1,523,558	—	30,800	—	194,748

(1)
The values realized are based on the fair market value of the Common Stock on the date of exercise less the Option exercise price.

(2)
The values are based on the fair market value of the Common Stock on December 31, 2002, less the applicable Option exercise price.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2002, regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first columns)
Equity compensation plans approved by security holders	—	N/A	—
Equity compensation plans not approved by security holders(1)	1,931,120	$5.81	551,500

Total	1,931,120	$5.81	551,500

(1)
Consists of the Company's Stock Option Plan.

Stock Option Plan

        The Company's Stock Option Plan reserves 3,000,000 shares (which amount is adjustable upon the occurrence of certain events) of Common Stock for grant of nonqualified stock options (options which are not tax-qualified under Section 422 of the Code) to the Company's employees, directors, consultants and advisors, and employees, directors, consultants and advisors of its affiliates. The plan is administrated by the Option Committee of the Compensation Committee.

        Pursuant to the terms of the Stock Option Plan, the exercise price for options will not be less than 100% of the fair market value of a share on the date of grant unless the Option Committee in its discretion and due to special circumstances determines otherwise. Options under the plan are generally granted for a ten-year term, but may terminate earlier if the employment of the option holder with the Company terminates before the end of the ten-year period. In the event of a change in control, the Option Committee, in its discretion, may provide that all outstanding options granted will immediately vest upon the occurrence of the change in control.

Director Compensation

        Directors who are not employed by the Company receive $4,000 for each board meeting attended and $2,500 for each committee meeting held on a date different than a board meeting. The Company also reimburses directors for reasonable expenses in connection with attending Company board and committee meetings. The Company may, in its discretion, grant stock options and other equity awards to non-employee directors from time to time pursuant to stock incentive plans.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee, which is responsible for the compensation policies of the Company with respect to its executive officers, was comprised during the year ended December 31, 2002 of Drs. Strüngmann and Hampl and Messrs. Karp and Patterson. Dr. Hampl is the Company's President and Chief Executive Officer. Dr. Strüngmann is the Co-Chief Executive Officer and Co-President of Hexal AG. See "Certain Relationships and Related Transactions" for information regarding certain transactions between the Company and Dr. Strüngmann. None of these individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on the Board of Directors or its compensation committee.

Employment Agreements with CEO and Other Named Executive Officers

        As of February 11, 2002, the Company entered into an employment agreement with Bernhard Hampl, Ph.D. Dr. Hampl serves as the Company's President and Chief Executive Officer. Subject to earlier termination as described below, the employment term expires on February 11, 2005; provided, that unless the Company or Dr. Hampl gives written notice of nonrenewal not later than 90 days prior to the end of the term (or any extension of the term), the term will be automatically extended by one additional year. Dr. Hampl's agreement provides an annual base salary of $300,000 (to be increased at the discretion of the Board of Directors) and annual bonus opportunity at the discretion of the Board of Directors. Effective February 2003, Dr. Hampl's base salary was increased to $315,000.

        As of February 11, 2002, the Company entered into an employment agreement with William F. Holt. Mr. Holt serves as the Company's Vice President, Finance, Secretary, Treasurer and Chief Financial Officer. Subject to earlier termination as described below, the employment term expires on February 11, 2005; provided, that unless the Company or Mr. Holt gives written notice of nonrenewal not later than 90 days prior to the end of the term (or any extension of the term), the term will be automatically extended by one additional year. Mr. Holt's agreement provides an annual base salary of $178,000 (to be increased at the discretion of the Board of Directors) and annual bonus opportunity at the discretion of the Board of Directors. In February 2003, Mr. Holt's base salary was increased to $201,900.

        Each of Dr. Hampl's and Mr. Holt's agreements contains the following additional provisions:

        Notwithstanding the employment term described above, Dr. Hampl's or Mr. Holt's employment will end on the earlier to occur of: (i) a termination of his employment due to his death or disability, (ii) a termination by the Company with or without cause and (iii) a termination by him with or without good reason.

        In the event that Dr. Hampl's or Mr. Holt's employment terminates for any reason, he will receive all accrued but unpaid compensation through the date of such termination.

        If, prior to a change in control, Dr. Hampl's or Mr. Holt's employment is terminated by the Company without cause (other than by reason of death or disability), or he voluntarily resigns with good reason, in addition to the amounts described in the preceding paragraph, (i) Dr. Hampl will continue to receive his base salary for a period of 18 months following the date of such termination and Mr. Holt will continue to receive his base salary for a period of 12 months following the date of such termination, (ii) he will receive a payment equal to the bonus paid (or payable if not yet paid) to him during the year prior to such termination multiplied by a fraction, the numerator of which equals the number of months of salary continuation, and the denominator of which equals 12, (iii) during the period of salary continuation, we will pay the cost of health coverage continuation as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, and (iv) all outstanding options then held by him will immediately vest as to the number of covered shares which would otherwise have vested during the period of salary continuation, assuming no termination of employment had occurred.

        If, following a change in control, Dr. Hampl's or Mr. Holt's employment is terminated by the Company without cause (other than by reason of death or disability), or he voluntarily resigns with good reason, in lieu of the payments described in the preceding paragraph, he will receive (i) a lump-sum cash payment equal to two times the sum of (x) his then-current base salary and (y) the bonus paid (or payable if not yet paid) to him during the year prior to such termination, (ii) a lump-sum payment equal to 24 times the monthly cost of health continuation coverage for himself and his dependents, as provided under COBRA and as determined on the date of termination, whether or not the executive elects such COBRA coverage, and (iii) all outstanding options then held by him shall immediately vest and be fully exercisable as of the date of such termination.

        In the event that any amount or benefit paid or distributed to Dr. Hampl or Mr. Holt pursuant to his employment agreement, taken together with any amounts or benefits otherwise paid or distributed to him are or become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may be imposed, the Company will pay to him such additional amount as is necessary (after taking into account all federal, state and local taxes, including any excise taxes payable as a result of the receipt of such additional amount) to place him in the same after-tax position as he would have been had no such excise tax been paid or incurred.

        Following any termination of Dr. Hampl's or Mr. Holt's employment, he will remain subject to certain restrictive covenants, including noncompetition, nonsolicitation and noninterference restrictions.

        As of February 11, 2002, the Company entered into employment agreements with Dr. Bauer and Ms. Ciganek. Dr. Bauer serves as the Company's Vice President, Business Development and Ms. Ciganek serves as the Company's Vice President, Regulatory Affairs. Subject to earlier termination as described below, the employment term expires on February 11, 2005. The agreements provide an annual base salary of $170,000 and $146,000 (to be increased at the discretion of the Board of Directors), respectively, and annual bonus opportunity in the discretion of the Company's Board of Directors. In February 2003, Mr. Bauer's and Ms. Ciganek's base salaries were increased to $178,500 and $180,785, respectively. Notwithstanding the employment term described above, each of Dr. Bauer's and Ms. Ciganek's employment will end on the earlier to occur of: (i) a termination of his or her employment due to his or her death or disability, (ii) a termination by the Company with or without cause and (iii) a voluntary resignation by him or her.

        In the event that each of Dr. Bauer's and Ms. Ciganek's employment terminates for any reason, such executive will receive all accrued but unpaid compensation through the date of such termination.

        If, prior to a change in control, each of Dr. Bauer's and Ms. Ciganek's employment is terminated by the Company without cause (other than by reason of death or disability), in addition to the amounts described in the preceding paragraph, (i) he or she will continue to receive his or her base salary for a period of 12 months following the date of such termination, (ii) he or she will receive a payment equal to the bonus paid (or payable if not yet paid) to him or her during the year prior to such termination multiplied by a fraction, the numerator of which equals the number of months of salary continuation, and the denominator of which equals 12, (iii) during the period of salary continuation, we will pay the cost of health coverage continuation as provided under COBRA, and (iv) all outstanding options then held by him or her will immediately vest as to the number of covered shares which would otherwise have vested during the period of salary continuation, assuming no termination of employment had occurred.

        If, following a change in control, Dr. Bauer's or Ms. Ciganek's employment is terminated by the Company without cause (other than by reason of death or disability), in lieu of the payments described in the preceding paragraph, he or she will receive (i) a lump-sum cash payment equal to one or two times the sum of (x) his or her then-current base salary, respectively, and (y) the bonus paid (or payable if not yet paid) to him or her during the year prior to such termination, (ii) a lump-sum payment equal to 12 or 24 times the monthly cost of health continuation coverage for himself or herself and his or her dependents, respectively, as provided under COBRA and as determined on the date of termination, whether or not he or she elects such COBRA coverage, and (iii) all outstanding options then held by him or her shall immediately vest and be fully exercisable as of the date of such termination.

        Following any termination of Dr. Bauer's or Ms. Ciganek's employment, he or she will remain subject to certain restrictive covenants, including noncompetition, nonsolicitation and noninterference restrictions.

DIRECTORS AND OFFICERS

Biographical Information for Directors

        Please refer to the information contained under "Election of Directors."

Biographical Information for Non-Director Executive Officers and Other Members of Senior Management

        William F. Holt  (age 59) has served as the Company's Vice President, Finance, Secretary, Treasurer and Chief Financial Officer since November 1995. Prior to joining the Company, Mr. Holt was Chief Financial Officer for Pavion Limited and Yorx International, Inc., and held a variety of financial positions with American Cyanamid Company. Earlier, he was an audit manager with Coopers & Lybrand. Mr. Holt received a B.S. degree from Seton Hall University.

        Frank J. Della Fera, R.Ph.  (age 45) has served as the Company's Vice President, Sales and Marketing since October 1996. Prior to joining the Company, Mr. Della Fera held several positions in the field of sales and marketing, including the position of Senior Regional Sales Director for Dura Pharmaceuticals, Inc. from November 1990 to October 1996. Mr. Della Fera served in management and business development capacities for Ben Venue Laboratories, Inc. and American Regent Laboratories Inc. He began his career with Eli Lilly and Company as a field sales representative and was promoted to Hospital Sales Specialist during his tenure. Mr. Della Fera received a B.S. degree in Pharmacy from the College of Pharmacy, St. John's University.

        Sadie M. Ciganek  (age 52) has served as the Company's Vice President, Regulatory Affairs since August 1995. From May 1993 to August 1995, Ms. Ciganek served as the Company's Director, Quality Assurance. Prior to joining the Company, Ms. Ciganek held positions with American Cyanamid Company in the area of clinical supplies, including Manager, Global Clinical Supplies, from August 1982 to May 1993. Ms. Ciganek received a B.S. degree in chemistry from Slippery Rock University.

        Pranab K. Bhattacharyya, Ph.D.  (age 64) has served as the Company's Vice President, Quality Management and Analytical Services since August 1996. From September 1995 to August 1996, Dr. Bhattacharyya served as the Company's Vice President, Quality Management. Dr. Bhattacharyya has over 25 years of experience in the pharmaceutical industry in quality control, compliance and regulatory submissions. Prior to joining the Company, Dr. Bhattacharyya was employed with Hoffmann-LaRoche Inc. for twenty years where he served in several managerial positions in pharmaceutical research and quality control. Dr. Bhattacharyya received a B.S. and M.S. degree in Physics from Calcutta University, India and a Ph.D. in Physical Chemistry from Columbia University.

        David H. Gransee  (age 51) has served as the Company's Controller and Assistant Secretary since its inception in 1992. Prior to joining the Company, Mr. Gransee had over 15 years of financial experience, including positions with Arthur Andersen & Co. as a Staff Auditor and with IC Industries. At IC Industries, Mr. Gransee held positions in the Corporate Audit Department as well as management positions with its multi-national subsidiary Abex Corporation. Mr. Gransee received a B.S. degree in accounting from DePaul University.

        William B. Eversgerd  (age 61) has served as one of the Company's Vice Presidents since its inception in 1992 and has served as the Company's Vice President, Plant Facilities since December 1995. Prior to joining the Company, Mr. Eversgerd had over 20 years experience in various areas of the pharmaceutical industry. Mr. Eversgerd received a B.S. degree from Southern Illinois University.

        Jeffrey S. Bauer, Ph.D.  (age 41) has served as the Company Vice President, Business Development since December 2001. Dr. Bauer served as Director, R&D/Strategic Development for IVAX Pharmaceuticals, Inc. from January 2001 to December 2001. From November 1998 to January 2001, he was Director, Technical Affairs for Zenith Goldline Pharmaceuticals, Inc. (a wholly owned subsidiary of

IVAX Corporation). Dr. Bauer was Vice President, Active Pharmaceutical Ingredients for IVAX Corporation from 1997 to November 1998. Dr. Bauer held positions with Applied Analytical Industries, Inc. from January 1994 to December 1997, including most recently the position of Technical Director, New Business Development. Dr. Bauer received a B.S. degree in Biology from Tufts University, a M.S. degree in Forensic Toxicology from Duquesne University and a Ph.D. in Pharmacology from the University of North Carolina at Chapel Hill.

        Leon Shargel, Ph.D., R.Ph.  (age 61) has served as the Company's Vice President, Biopharmaceutics since April 2001. Dr. Shargel has been an Adjunct Associate Professor in the Department of Pharmaceutical Sciences at the University of Maryland since July 1995. Prior to joining the Company, Dr. Shargel was Vice President and Technical Director with the National Association of Pharmaceutical Manufacturers from November 1997 to April 2001. From April 1996 to November 1997, Dr. Shargel was Senior Research Pharmacist at Johns Hopkins Bayview Medical Center. Dr. Shargel has written over 100 publications including several textbooks in pharmacy. Dr. Shargel received a B.S. in Pharmacy from the University of Maryland and a Ph.D. degree in Pharmacology from the George Washington University Medical Center.

        Nitin V. Sheth, Ph.D.  (age 47) has served as the Company's Vice President, Research and Development since April 2002. Dr. Sheth served as Director, Product Development for Ivax Pharmaceuticals, Inc. from March 1998 to April 2002 where he was responsible for developing generic products. From September 1993 to March 1998, he was Manager, Product Development for Zenith Labs and later named as Zenith Goldline Pharmaceuticals, Inc. (a wholly owned subsidiary of IVAX Corporation). Dr. Sheth held positions with American Cyanamid Company in its Formulations Research Division from June 1986 to August 1993, including Group Leader of Formulation Development, where he was responsible for research and development activities on new as well as marketed products. Dr. Sheth received a B.S. degree in Pharmacy from the University of Bombay and M.S. degree in Pharmaceutics from Gujarat University in India. Dr. Sheth received his Ph.D. in Pharmaceutics from the University of Pacific, California.

        Rathnam Kumar  (age 52) has served as the Company's Vice President, Manufacturing since August 2002. Mr. Kumar served as the Company's Director of Manufacturing and Validations from September 2000 to August 2002, as the Company's Director of Formulations and Process Development from August 1996 to March 1999 and as the Company's Manager of New Technologies from April 1995 to August 1996. From April 1999 to September 2000, he was Vice President of Research and Development with Able Laboratories, Inc. Mr. Kumar received a B.S. degree in Chemistry from the University of Bombay in India.

Compensation Committee Report

        The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

        Since October 2002, the Compensation Committee has set the compensation packages for each of the Company's executive officers. In addition, the Committee reviews and approves salaries for the remainder of the Company's officers, cash incentives for all employees, general compensation policies and makes recommendations regarding the grant of stock options to the Option Committee. The Committee is comprised of four members, three of whom are outside directors. The fourth member of the Committee is the Company's Chief Executive Officer, Bernhard Hampl, Ph.D., who excuses himself from discussions and abstains from voting with respect to matters relating to his compensation. Prior to October 2002, the functions of the Compensation Committee were performed by the Board of Directors.

Compensation Philosophy

        Generally, the Compensation Committee seeks to provide a compensation package to the Company's executive officers that is competitive and intended to retain and motivate such executive officers. In structuring these compensation packages, the Compensation Committee attempts to integrate the compensation of the Company's executive officers with corporate performance in order to better align interests of management with the interests of stockholders. Specifically, the Committee's philosophy is to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within the Company so that employees share in the rewards and risks of the Company, and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible.

        In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee reviews and approves:

  •
  total compensation of executive officers in relation to Company performance;

  •
  long-term incentive compensation, which in the case of awards granted under the Company's stock incentive plans must also be approved by the Option Committee of the Compensation Committee; and

  •
  cash bonuses to motivate and retain high quality executive officers.

        The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and stock options. Because the Company's compensation plan involves incentives contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of similarly situated officers of competitors.

        The key components of the Company's executive compensation program are described below:

Base Salary

        Base salaries for the Company's executive officers, except for the Company's Vice President, Sales and Marketing, Frank J. Della Fera, are established pursuant to individual employment agreements entered into as of February 11, 2002 by the Company with such executive officers, each of which agreements expire on February 11, 2005. Each employment agreement was approved by the Board of Directors. In determining base salaries for the executive officers, the Board of Directors considered (i) the level of such officer's responsibility, (ii) the scope of the position, (iii) experience and length of service with the Company, (iv) individual efforts and performance within the Company, the industry and the community, (v) team building skills consistent with the Company's best interests, (vi) salaries paid by competitive companies to officers in similar positions, and (vii) base compensation paid to other Company executives. While these subjective factors were integrated with other objective factors, including the Company's net income and growth, the overall assessment was primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer. Mr. Della Fera's base salary is established by the Compensation Committee based on the same considerations used in determining the base salaries for the Company's other executive officers. The base salaries for the Company's executive officers may be increased at the discretion of the Compensation Committee.

Bonuses

        The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company's achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers of the Company are eligible to receive a cash bonus based on certain criteria. The Committee used the following criteria to determine the amount of cash awards for individual officers in 2002: (i) the officer's level of competence, (ii) the officer's importance to the Company, (iii) the officer's contribution to the Company's growth and success in 2002, and (iv) the officer's role and contribution to the Company's initial public offering completed in June 2002. Because the Company is now a public company, 2003 and future bonuses will be based on a number of criteria, including net income, sales growth and cash flow.

Stock Option Incentive Plans

        The Company relies primarily upon stock option awards to provide long-term incentives for executives and to align executives' incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock option awards have been and remain an excellent vehicle for providing financial incentives for management. Subject to general limits prescribed by the Company's Stock Option Plan, the Option Committee, as administrator of the plan, has the authority to determine the individuals to whom stock option awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock option award, the terms of the awards, and the number of shares subject to each award are based upon the executive's position and the executive's individual performance during the evaluation period. Because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, under a stock option award executives benefit only if the value of the Common Stock increases.

        The Committee believes that executives with stock options awards are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of the Company's stockholders. For this reason, the Company uses stock options as its predominant long-term incentive program.

Other Benefits

        The Company's executives are also entitled to participate in the Company's employee benefits program offered to non-union employees including a group medical plan, and the Company's 401(k) plan. The Company makes only nominal use of perquisites in compensating its executive officers.

Chief Executive Officer Compensation

        The Compensation Committee's basis for compensation of the Chief Executive Officer is based on the compensation philosophy discussed above. Dr. Hampl participates in the same executive compensation plans available to the other executive officers. For 2002, Dr. Hampl's base salary was established pursuant to the employment agreement entered into as of February 11, 2002 by the Company with Dr. Hampl, which agreement expires on February 11, 2005. The base salary was agreed upon in light of the Board of Directors' assessment of the Company's performance and accomplishments, the Company's pending initial public offering, as well as the position of Dr. Hampl in the Company and the nature of his responsibilities and contributions. The Board of Directors considered the performance of Dr. Hampl in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Board of Directors also considered the Company's performance relative to its peers and competitors in the industry in evaluating the base salary payable to Dr. Hampl.

Federal Income Tax Deductibility Limitations

        The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

                      Compensation Committee
                      Thomas Strüngmann, Ph.D., Chairman
                      Bernhard Hampl, Ph.D.
                      Douglas M. Karp
                      Mark R. Patterson

Performance Measurement Comparison

        The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return on the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks Index commencing on May 23, 2002 (the first day the Common Stock began trading on The Nasdaq National Market) through December 31, 2002. The price of Common Stock used in the graph for May 23, 2002 was $15.05, the last sale price on May 23, 2002. The graph assumes a $100 investment on May 23, 2002 in each of the Common Stock, the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks Index and the reinvestment of all dividends.

        The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG EON LABS, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ
STOCK MARKET (U.S.) AND THE NASDAQ PHARMACEUTICAL STOCKS INDEX

        *$100 invested on May 23, 2002 in stock or in index, including reinvestment of dividends.

		Cummulative Total Return
	5/23/02	5/02(1)	6/02(1)	7/02(1)	8/02(1)	9/02(1)	10/02(1)	11/02(1)	12/02(1)
Eon Labs, Inc.	100.00	106.31	118.21	119.60	121.21	143.39	149.70	157.87	125.65
NASDAQ Stock Market (U.S.)	100.00	95.08	86.47	78.58	77.74	69.38	78.86	87.65	79.15
NASDAQ Pharmaceutical Stocks Index	100.00	93.02	81.38	82.11	80.15	75.00	81.95	86.61	82.89

(1)
Return as of the last business day of the month.

Certain Relationships and Related Transactions

        Prior to the reorganizational mergers described below, Santo Holding (Deutschland) GmbH ("Santo"), a company organized in Germany, owned 100% of the outstanding capital stock of Hexal Pharmaceuticals, Inc. ("HPI"), a Delaware corporation. Santo is under common control with Hexal AG, the second largest generic pharmaceutical company in Germany. The Company is a party to joint development and technology agreements with Hexal AG. In September 1995, HPI acquired 50% of the Company's outstanding capital stock. In December 2000, HPI indirectly acquired the remaining 50% of the Company's outstanding capital stock through its acquisition of 100% of the outstanding capital stock of Eon Holdings, Inc. ("EHI"). On May 21, 2002, the Company was combined with HPI and EHI into a single entity through a series of reorganizational mergers. As a result, Santo owns a majority of the Company's outstanding common stock.

        Thomas Strüngmann, the Chairman of the Company's Board of Directors and the Co-Chief Executive Officer and Co-President of Hexal AG, is an indirect significant stockholder and an executive officer of Santo, a privately held entity that owns 30,000,000 shares of Common Stock, representing approximately 67.9% of the Company's outstanding capital stock. Dr. Strüngmann is an indirect significant stockholder and member of the board of directors of Hexal AG, a privately held entity, which owns 1,678,561 shares of Common Stock, representing ownership of approximately 3.8% of the Company's outstanding capital stock. Dr. Strüngmann is the beneficial owner of 31,678,561 shares Common Stock, representing ownership of approximately 71.7% of the Company's outstanding capital stock.

TRANSACTIONS BETWEEN HEXAL PHARMACEUTICALS, INC. AND HEXAL AG

        HPI held certain contracts with two universities to conduct research and development which were unrelated to the Company's business. The research and development contracts resulted in costs to HPI of $0.5 million in 2002. Hexal AG loaned $0.7 million to HPI in 2002 for payment of its obligations under the contracts, including $0.2 million owed under the contracts for services rendered in 2001. Effective March 1, 2002, HPI transferred the two research and development contracts to Biosan, Inc., an entity affiliated with Santo but unrelated to the Company, in order to remove the contractual obligations from HPI's business and, following the reorganizational mergers, the Company's business.

        In December 2000, Hexal AG, HPI and EHI entered into a loan agreement with several lenders, including Bayerische Hypo-Und Vereinsbank AG as agent for the lenders, under which Hexal AG was permitted to borrow up to an aggregate of $40 million. In connection with that loan agreement, HPI and EHI each entered into a guarantee agreement and a pledge and security agreement pursuant to which each of HPI and EHI, each of which was a wholly owned direct or indirect subsidiary of Hexal AG at that time, guaranteed payment when due under the loan agreement. Pursuant to the pledge and security agreement entered into by HPI, HPI pledged all of the capital stock of the Company and EHI owned by it as collateral for such guarantee. Pursuant to the pledge and security agreement entered into by EHI, EHI pledged all of the capital stock of the Company owned by it as collateral for such guarantee. Hexal AG repaid all outstanding amounts under the loan agreement upon completion of Company's initial public offering and terminated the loan agreement, the pledge and security agreements and the guarantee agreements.

TRANSACTIONS BETWEEN EON LABS, INC. AND HEXAL AG

        In connection with the Company's initial public offering completed in June 2002, the Company repaid $66.9 million of outstanding indebtedness (including accrued interest through March 31, 2002)

to Hexal AG and capitalized $25.2 million of indebtedness (including accrued interest through March 31, 2002) to Hexal AG through the issuance of 1,678,561 shares of Common Stock.

        In addition to the interest repaid to Hexal described above, the Company paid Hexal AG $1.0 million of interest accrued in April and May 2002 pursuant to two unsecured loan agreements with Hexal AG that were repaid from the proceeds of the Company's initial public offering.

        In 2002, the Company had net sales of $0.1 million of products to subsidiaries of Hexal AG. The Company purchased products and supplies from Hexal AG and its subsidiaries in the aggregate of $0.8 million in 2002.

        In March 2002, the Company memorialized its agreement with Hexal AG regarding Cyclosporine. Pursuant to that agreement the Company has been granted an exclusive and perpetual license to use patented technology from Hexal AG and pay Hexal AG a royalty based on its sales of Cyclosporine, which was developed using that licensed technology. Pursuant to that agreement's royalty arrangement, the Company expensed $3.1 million in 2002.

        In March 2002, the Company entered into a joint development contract with Hexal AG that provides for the development of generic transdermal patch delivery products. Under the contract, the Company has the exclusive right to seek approval for and market, license or otherwise use each of the products, either now or in the future, in the United States after receiving the necessary ANDA approval for a term of five years from the date of the agreement.

        In March 2002, the Company entered into a technology agreement with Hexal AG that memorialized its prior relationship. Pursuant to that agreement Hexal AG cooperates with the Company with respect to the development, manufacture and sale in the United States of, and the sharing of certain information relating to, certain generic pharmaceutical products that Hexal AG develops. At the Company's request, it has the right of first refusal to purchase or license from Hexal AG, at a fair and reasonable price, the U.S. sales and marketing rights with respect to any generic pharmaceutical products that Hexal AG develops. The term of this agreement is five years. Pursuant to this agreement, the Company expensed $0.1 million in 2002.

        In March 2003, the Company memorialized its agreement with Hexal AG regarding the sale of Cyclosporine products to a third party. Pursuant to that agreement the Company has been granted an exclusive license to use patented technology from Hexal AG to sell Cyclosporine to the third party outside of the United States, which was developed using that licensed technology. The Company makes royalty payments to Hexal AG on such sales as described above. The Company also sells the active pharmaceutical ingredient cyclosporine to the third party and retains an administrative fee from such sales, forwarding the remainder to Hexal AG. Pursuant to this agreement, the Company was obligated to forward $0.9 million to Hexal AG in connection with such sales made in 2002.

        It is the Company's current policy that all transactions or series of transactions with officers, directors, 5% stockholders and their affiliates in which the amount exceeds $60,000 be entered into only if they are approved by the Audit Committee, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater-than-ten-percent beneficial owners were satisfied, except that Dr. Sheth was late in filing a Form 3, Initial Statement of Beneficial Ownership of Securities and Mr. Beelitz was late in filing a Form 4, Statement of Changes in Beneficial Ownership, relating to a purchase transaction.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the 2004 Annual Meeting is December 16, 2003. Stockholders who wish to submit a proposal not intended to be included in the Company's proxy statement and form of proxy but to be presented at the 2004 Annual Meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Bylaws to provide notice of such proposal or nomination to the Secretary of the Company at the Company's principal executive office. This notice must be delivered to the Company no later than February 14, 2004, but no earlier than January 15, 2004. This notice must contain the information required by the Bylaws.

Annual Report

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Christopher P. LoSardo, Director of Communications, 227-15 North Conduit Avenue, Laurelton, New York 11413, from the Company's web site, www.eonlabs.com, or from the Commission's web site, www.sec.gov.

Other Matters

        The Board of Directors knows of no other matters that will be presented for consideration at the 2003 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

William F. Holt
April 17, 2003	Secretary

Appendix A

EON LABS, INC.
Audit Committee Charter
(Adopted July 3, 2002)

Organization

        The Audit Committee of the Board of Directors of Eon Labs, Inc. (the "Corporation") shall be comprised of three or more directors, in accordance with the provisions of Rule 4200 of the National Association of Securities Dealers, Inc. ("NASD"). One of the members of the Audit Committee shall be elected Committee Chairman by the Board of Directors.

        All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have past employment experience in finance or accounting or other comparable experience and background which results in such member's financial sophistication. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

Statement of Policy

        The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports. The Audit Committee shall endeavor to maintain free and open communication among the Board of Directors, the independent auditors, the internal auditors, and the financial management.

        The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the Corporation's proxy statement).

        The Audit Committee should have a clear understanding with the independent auditors that the independent auditors must maintain an open and transparent relationship with the Audit Committee and that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

Responsibilities

        The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality.

        In carrying out its responsibilities, the Audit Committee shall:

  •
  Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit. The Audit Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the outside auditor.

  •
  Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements.

  •
  Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit results and the related management letters with the Audit Committee. Upon completion of the audit and following each interim review of the Company's financial statements, the Audit Committee should also discuss with the independent auditors all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the financial statements.

  •
  Review with the independent auditors, the internal auditor, and the financial and accounting personnel, the adequacy of the accounting and financial controls, and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

  •
  Review the internal audit function of the Company including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

  •
  Receive before each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  •
  Review the financial statements contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

  •
  Review the quarterly financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements.

  •
  Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the Audit Committee without management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the financial, accounting, and auditing personnel, and their cooperation during the audit.

  •
  Review accounting and financial personnel and succession planning.

  •
  Submit the minutes of its meetings to, or discuss the matters discussed at each meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate to ensure compliance with legal requirements and accounting standards.

  •
  Review this Charter at least annually and recommend any changes to the Board of Directors.

A-2

Appendix B

EON LABS, INC.
2003 STOCK INCENTIVE PLAN

1.    Purpose.

        The Plan is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain directors, officers, advisors, employees and independent consultants of the Company, participating in the Plan. The Plan is designed to grant such directors, officers, employees and independent consultants the opportunity to share in the Company's long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of Stock of the Company. It is intended that certain options granted under this Plan may qualify as "incentive stock options" under Section 422 of the Code.

2.    Definitions.

        The following definitions shall be applicable throughout the Plan.

        (a)    "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)    "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, or other Stock-based Award.

        (c)    "Board" means the Board of Directors of the Company.

        (d)    "Cause" means, in the absence of any employment, consulting or other agreement with the Company or an Affiliate otherwise defining Cause, (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services, (ii) a Participant's engagement in conduct that is materially injurious to the Company or an Affiliate, (iii) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; (iv) public or consistent drunkenness by a Participant or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of a Participant's duties to the Company or an Affiliate; or (v) willful failure by a Participant to follow the lawful directions of a superior officer or the Board. In the case of a Participant that is a party to an employment, consulting or other agreement with the Company or an Affiliate otherwise defining Cause, "Cause" shall have the meaning provided therein.

        (e)    "Change in Control" means:

    (i)
    the acquisition by any individual, entity or group (other than the Company, an Affiliate, or any employee benefit plan of the Company or an Affiliate) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully diluted basis ("Company Voting Securities"); provided, however, that such acquisition shall not constitute a Change in Control hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;
    (ii)
    The date upon which individuals who as of the date hereof constitute a majority of the Board (the "Incumbent Board") cease to constitute at least a majority of the Board,

      provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

    (iii)
    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or
    (iv)
    approval by the Company's stockholders of a complete dissolution or liquidation of the Company.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (g)    "Committee" means the Board, the Option Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan.

        (h)    "Common Stock" means the common stock of the Company, par value $0.01 per share.

        (i)    "Company" means Eon Labs, Inc., a Delaware corporation.

        (j)    "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

        (k)    "Disability" means disability as defined in such Participant's employment, consulting or other relevant agreement with the Company or an Affiliate or, in the absence of any such agreement, disability as defined in the long-term disability plan of the Company or an Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, a permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l)    "Disinterested Person" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation, and (ii) an "outside director" within the meaning of Section 162(m) of the Code; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

        (m)    "Eligible Person" means any (i) person regularly employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) a director of the Company or an Affiliate; or (iii) consultant to the Company or an Affiliate.

        (n)    "Exchange Act" means the Securities Exchange Act of 1934.

        (o)    "Fair Market Value" on a given date means (i) if the Stock is listed on a national securities exchange, the closing price on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the NASDAQ National Market System on a last sale basis, the closing price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ National Market System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

        (p)    "Holder" means a Participant who has been granted an Award.

        (q)    "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan, which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

        (r)    "Nonqualified Stock Option" means an Option granted under the Plan, which is not designated as an Incentive Stock Option.

        (s)    "Normal Termination" means termination of employment or service with the Company and all Affiliates:

    (i)
    Upon retirement pursuant to the retirement plan of the Company or an Affiliate, as the same may be applicable at the time to the Participant in question;
    (ii)
    On account of Disability;
    (iii)
    With the written approval of the Committee; or
    (iv)
    By the Company or an Affiliate without Cause.

        (t)    "Option" means a stock option to purchase shares of Stock granted under Section 7 of the Plan.

        (u)    "Option Period" means the period described in Section 7(c).

        (v)    "Option Price" means the exercise price set for an Option described in Section 7(a).

        (w)    "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

        (x)    "Plan" means the Company's 2003 Stock Incentive Plan.

        (y)    "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 8.

        (z)    "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 8.

        (aa)    "Restricted Stock Award" means an Award of Restricted Stock granted under Section 8 of the Plan.

        (bb)    "Securities Act" means the Securities Act of 1933, as amended.

        (cc)    "Stock" means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

        (dd)    "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7, which defines the rights and obligations of the parties as required in Section 7(d).

3.    Effective Date, Duration and Stockholder Approval.

        Subject to the approval of the Company's stockholders at its next annual meeting, the Plan is effective as of April 9, 2003, the date on which the Plan was adopted by the Board.

        The expiration date of the Plan, after which no Awards may be granted hereunder, shall be April 8, 2013; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.    Administration.

        The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

        Subject to the provisions of the Plan, the Committee shall have exclusive power to:

        (a)    Select the Eligible Persons to participate in the Plan;

        (b)    Determine the nature and extent of the Awards to be made to each Eligible Person;

        (c)    Determine the time or times when Awards will be made to Eligible Persons;

        (d)    Determine the duration of each Option Period and Restricted Period;

        (e)    Determine the terms and conditions to which Awards may be subject;

        (f)    Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

        (g)    Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, shares of Restricted Stock and other Stock-based Awards granted by the Committee to each Participant, the expiration date, the Option Period and the duration of any applicable Restricted Period.

        The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding and conclusive on all parties unless otherwise determined by the Board.

5.    Grant of Awards; Shares Subject to the Plan.

        The Committee may, from time to time, grant Awards of Options, Restricted Stock and other Stock-based Awards to one or more Eligible Persons; provided, however, that:

        (a)    Subject to Section 11, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan is 1,000,000;

        (b)    Except as set forth in Section 5(d), such shares shall be deemed to have been used in payment of Awards only to the extent they are actually delivered and not where the Fair Market Value equivalent of such shares for a Stock-based Award is paid in cash. In the event any Award shall be surrendered, terminate, expire or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

        (c)    Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

        (d)    No Participant may receive Options or stock appreciation rights under the Plan with respect to more than 200,000 shares of Stock in any one year. For this purpose, such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or where the Fair Market Value equivalent of such shares for a stock appreciation right is paid in cash.

6.    Eligibility.

        Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.    Stock Option Awards.

        The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or an Affiliate. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

        (a)    Option price.    The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e), the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value per share of Stock; provided, however, that all Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall have an Option Price per share of Stock not less than the Fair Market Value of a share of Stock on the Date of Grant.

        (b)    Manner of exercise and form of payment.    Options that have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price may be payable in cash, by bank check (acceptable to the Committee), by surrender of shares of Stock (valued at the Fair Market Value at the time the Option is exercised) that have either (i) have been held by the Holder for at least six months, or (ii) were acquired from a person other than the Company, having in the aggregate a value equal to the aggregate Option Price or, in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the aggregate Option Price, or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option Price. Notwithstanding anything herein to the contrary, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

        (c)    Option Period and Expiration.    Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company or its Affiliates and all vesting shall cease upon a Holder's termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

    (i)
    If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, but only to the extent the Option was vested and exercisable at the time of such Normal Termination.

    (ii)
    If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or an Affiliate, or within three months of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Option was vested and exercisable by the Holder at the time of death.

    (iii)
    If the Holder ceases employment or service with the Company and all Affiliates for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

        (d)    Stock Option Agreement—Other Terms and Conditions.    Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

    (i)
    Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

    (ii)
    Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option expires.

    (iii)
    Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him; provided, however, that the Committee may at any time upon the request of a Holder allow for the transfer of any Nonqualified Stock Option, subject to such conditions or limitations as it may establish.

    (iv)
    Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

    (v)
    Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for shares of Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

    (vi)
    Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option and (b) one

      year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

        (e)    Incentive Stock Option Grants to 10% Stockholders.    Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of an Affiliate, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

        (f)    $100,000 Per Year Limitation for Incentive Stock Options.    To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.    Restricted Stock Awards.

        (a)    Award of Restricted Stock.

    (i)
    The Committee shall have the authority to (A) grant Restricted Stock, (B) issue or transfer Restricted Stock to Eligible Persons, and (C) establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant.

    (ii)
    The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If a Holder shall fail to execute a Restricted Stock agreement, the Award shall be null and void. Subject to the restrictions set forth in Section 8(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account. Unless otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. Unless otherwise determined by the Committee, cash dividends or stock dividends so withheld by the Committee shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate.

    (iii)
    Stock certificates for Restricted Stock shall be registered in the name of the Participant but shall be appropriately legended and returned to the Company by the Participant, together with a stock power, endorsed in blank by the Participant. The Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

        (b)    Restrictions.

    (i)
    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; and (B) the shares shall be subject to forfeiture to the extent provided in Section 8(d) and the Award

      Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a stockholder shall terminate without further obligation on the part of the Company.

    (ii)
    The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

        (c)    Restricted Period.    The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in a written Award agreement.

        (d)    Forfeiture Provisions.    Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Affiliates during a Restricted Period, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited upon a Holder's termination of employment for any reason.

        (e)    Delivery of Restricted Stock.    Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 8(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock that have not then been forfeited.

        (f)    Stock Restrictions.    Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

          "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of            , between Eon Labs, Inc. and            . A copy of such Agreement is on file at the offices of Eon Labs, Inc."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of any such legended securities.

9.    Other Stock-Based Awards.

        The Committee may grant any other cash, stock or stock-related Awards to any eligible individual under this Plan that the Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards, the bargain purchase of Stock and Stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.

10.  General.

        (a)    Additional Provisions of an Award.    Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

        (b)    Privileges of Stock Ownership.    Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

        (c)    Government and Other Regulations.    The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        (d)    Tax Withholding.    The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. In addition to the Company's right to withhold from any compensation paid to the Participant by the Company, a Participant may satisfy any Federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by tendering a cash payment or, in the sole discretion of the Committee, by any of the following means or by a combination of such means: (i) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (ii) delivering to the Company owned and unencumbered shares of Stock. For purposes of this Section 10(d), the term "Company" shall be deemed to mean any Affiliate that may have a tax withholding obligation due to its relationship with a Participant.

        (e)    Claim to Awards and Employment Rights.    No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate.

        (f)    Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

        (g)    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (h)    No Liability of Committee Members.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (i)    Governing law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

        (j)    Funding.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        (k)    Nontransferability.    A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities, subject to such conditions or limitations as it may establish.

        (l)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

        (m)    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

        (n)    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        (o)    Pronouns.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

        (p)    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        (q)    Termination of Employment.    For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

11.  Changes in Capital Structure.

        Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards under the Plan, the number of shares of Stock subject to outstanding Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or stock appreciation rights during any year (a) shall be subject to adjustment or substitution as to the number, price or kind of a share of Stock or other consideration subject to such Awards in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, and (b) may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (ii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment to Incentive Stock Options under this Section 11 shall take into account that adjustments which constitute a "modification" within the meaning of Section 424(h)(3) of the Code may have an adverse tax impact on such Incentive Stock Options and the Committee may, in its sole discretion, provide for a different adjustment or no adjustment in order to preserve the tax effects of Incentive Stock Options. Unless otherwise determined by the Committee, in its sole discretion, any adjustments or substitutions under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall, unless otherwise determined by the Committee in its sole discretion, be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        Notwithstanding the above, in the event of any of the following:

          A. The Company is merged or consolidated with another corporation or entity;

          B. All or substantially all of the assets of the Company or the Common Stock are acquired by another person or entity;

          C. The reorganization or liquidation of the Company; or

          D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

(each A, B, C and D above, a "Corporate Event") then, the Company shall require the successor corporation or parent thereof to assume such outstanding Awards; provided, however, the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of Awards will receive a cash payment in respect of cancellation of their Awards based on the amount (if any) by which the per share consideration being paid for the Stock in connection with such Corporate Event exceeds the applicable exercise price. For purposes of this paragraph, an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Event, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

12.  Effect of Change in Control.

        Except to the extent reflected in a particular Award agreement:

          (a) In the event of a Change in Control, notwithstanding any vesting schedule with respect to an Award of Options or Restricted Stock, such Option shall become immediately exercisable with respect to 100% of the shares subject to such Option, and the Restricted Period shall expire immediately with respect to 100% of such shares of Restricted Stock.

          (b) In the event of a Change in Control, all other Awards shall become fully vested and/or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. The Committee shall have full authority and discretion to interpret this Section 12 and to implement any course of action with respect to any Award so as to satisfy the intent of this provision.

          (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

13.  Nonexclusivity of the Plan.

        Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

14.  Amendments and Termination.

        The Board may at any time terminate the Plan. Subject to Section 11, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would:

          (a) Materially increase the maximum number of shares of Stock which may be issued pursuant to Awards, except as provided in Section 11;

          (b) Extend the maximum Option Period;

          (c) Extend the termination date of the Plan; or

          (d) Change the class of persons eligible to receive Awards under the Plan.

EON LABS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EON LABS, INC.

The undersigned hereby appoints Bernhard Hampl, Ph.D. and William F. Holt, and each of them separately, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Eon Labs, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Eon Labs, Inc., to be held on May 15, 2003, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this Proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EON LABS, INC.
May 15, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	( ) Frank F. Beelitz
( ) Douglas M. Karp
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
		FOR	AGAINST	ABSTAIN
2.	To approve the Eon Labs, Inc. 2003 Stock Incentive Plan.	☐	☐	☐
3.	To ratify the reappointment of PricewaterhouseCoopers LLP as independent accountants.	☐	☐	☐
4.	To vote, as the proxy holders in their discretion may determine, upon such other business as may be properly brought before the meeting or any adjournment thereof.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

EON LABS, INC. 227-15 North Conduit Avenue Laurelton, New York 11413
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2003
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS May 15, 2003
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVE 2003 STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2. PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS
Number of Shares Beneficially Owned on April 1, 2003.
EXECUTIVE COMPENSATION
Year End Option Values
DIRECTORS AND OFFICERS
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG EON LABS, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (U.S.) AND THE NASDAQ PHARMACEUTICAL STOCKS INDEX
EON LABS, INC. Audit Committee Charter (Adopted July 3, 2002)
EON LABS, INC. 2003 STOCK INCENTIVE PLAN